EXHIBIT 10.1

Michael P. Ryan
President
Gilman + Ciocia, Inc.
11 Raymond Avenue
Poughkeepsie, NY 12603

Michael:

I believe the following reflects our understanding in connection with my decision to remain with Gilman + Ciocia, Inc.

      1. My annualized base salary for the remainder of calendar 2005 is $190,000.
      2. My bonus for calendar 2005 will be at least $40,000, payable prior to May 31, 2006.
      3. My base salary and bonus for calendar years subsequent to calendar 2005 will be in excess of the aggregate amounts paid with respect to calendar 2005. Bonuses for any calendar year will be paid prior to May 31 of the following year.
      4. You will support before the Board the Omnibus Incentive Plan previously discussed with the Board. I will receive option grants under the Plan that are commensurate with my officer status.
      5. You will support before the Board the Stock Purchase Plan previously discussed with the Board.
      6. You will support before the Board the Severance Agreements for top management previously discussed with you (providing for severance in the event of a change of control).
      7. I will be reimbursed for attending and traveling to and from a reasonable number of legal, regulatory and management seminars yearly, including multi-day seminars in locations outside the New York metropolitan area.
      8. Sometime in the next couple of years you will support before the Board providing me with another officer title that appropriately reflects my management role beyond legal duties.
      9. I will be reimbursed for reasonably modest amounts expended for meals taken in connection with working late during the week and over weekends.

      I look forward to a very long and profitable partnership.

      Very truly yours,


      /s/ Christopher Kelly
      Christopher Kelly

      Acknowledged and Agreed:


      Gilman + Ciocia, Inc.

      By: /s/ Michael P. Ryan
          --------------------------
          Michael P. Ryan
          President


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